ATLANTA BRAVES HOLDINGS REPORTS
FOURTH QUARTER AND YEAR END 2024

FINANCIAL RESULTS

Atlanta, Georgia, February 26, 2025 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported fourth quarter and year end 2024 results.

Headlines include:

●	Total revenue grew to $663 million in the fourth quarter, up from $641 million in the prior year period.
o	Baseball revenue increased 2% to $595 million.
o	Mixed-use development revenue grew 14% to $67 million.
●	Mixed-use development generated $45 million of Adjusted OIBDA in 2024, up 15% from the prior period.
●	The opening of a new eight-stall food hall named the Outfield Market offering a variety of cuisines.

Discussion of Results

	Three months ended			Twelve months ended
	December 31,			December 31,
	2023	2024	% Change	2023	2024	% Change

	amounts in thousands			amounts in thousands
Baseball revenue	$52,909	$34,197	(35)%	$581,671	$595,430	2%
Mixed-use development revenue	14,839	17,921	21%	58,996	67,318	14%
Total revenue	67,748	52,118	(23)%	640,667	662,748	3%
Operating costs and expenses:
Baseball operating costs	(51,967)	(27,896)	46%	(482,391)	(504,146)	(5)%
Mixed-use development costs	(2,383)	(2,600)	(9)%	(8,834)	(9,762)	(11)%
Selling, general and administrative, excluding stock-based compensation	(26,431)	(25,380)	4%	(111,681)	(109,157)	2%
Adjusted OIBDA(1)	$(13,033)	$(3,758)	71%	$37,761	$39,683	5%

Operating income (loss)	$(32,366)	$(18,648)	42%	$(46,440)	$(39,665)	15%

Regular season home games in period	1	—		81	81
Postseason home games in period	2	—		2	—

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (national and local broadcast rights). Mixed-use development revenue is derived primarily from The Battery Atlanta mixed-use facilities and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended			Twelve months ended
	December 31,			December 31,
	2023	2024	% Change	2023	2024	% Change

	amounts in thousands			amounts in thousands
Baseball:
Baseball event	$15,205	$2,607	(83)%	$339,485	$347,925	2%
Broadcasting	22,158	22,051	(0)%	160,944	166,094	3%
Retail and licensing	6,507	5,965	(8)%	51,533	47,754	(7)%
Other	9,039	3,574	(60)%	29,709	33,657	13%
Baseball revenue	52,909	34,197	(35)%	581,671	595,430	2%
Mixed-use development	14,839	17,921	21%	58,996	67,318	14%
Total revenue	$67,748	$52,118	(23)%	$640,667	$662,748	3%

There were 81 and zero home games played in the full year and fourth quarter of 2024, respectively, compared to 83 and 3 (including postseason) home games in the comparable prior year periods.

Baseball revenue increased 2% for the full year. Baseball event revenue increased primarily due to new sponsorship agreements and contractual rate increases on season tickets and existing sponsorship contracts, partially offset by reduced attendance at regular season home games. Broadcasting revenue increased due to contractual rate increases. Retail and licensing revenue decreased due to a reduction in local revenue due to the decrease in regular season home game attendance and demand for City Connect and other apparel, partially offset by higher league-wide revenue. Other revenue increased due to increases in spring training related revenue (ticket sales, concession revenue and other gameday related revenue), driven by increased attendance at spring training home games. Baseball revenue decreased 35% in the fourth quarter primarily driven by the lack of home games or concerts held in the fourth quarter of 2024 compared to three home games and two concerts held in the fourth quarter of 2023.

Mixed-use development revenue increased 14% for the full year and 21% in the fourth quarter primarily due to increases in rental income, from various lease commencements and tenant recoveries, as well as higher parking revenue.

Operating income and Adjusted OIBDA increased in the full year, as revenue growth and decreases in selling, general and administrative expenses more than offset increases in baseball operating costs and mixed-use development costs. Baseball operating costs increased due to increases under MLB’s revenue sharing plan and other shared expenses, minor league team and player expenses as well as major league player salaries. This was partially offset by decreases in variable concession and retail operating expenses due to reduced attendance at regular season home games. Mixed-use development costs increased due to security and parking expenses. Selling, general and administrative expenses decreased due to reduced transaction costs related to the Split-Off2 (as defined below), partially offset by increased personnel costs and insurance, information technology, and professional fees.

Operating income and Adjusted OIBDA increased in the fourth quarter compared to the prior year due to reduced baseball operating costs and selling, general and administrative expenses. Decreased baseball operating costs in the fourth quarter were due to reduced player salaries, including limited offseason trade activity. Selling, general and administrative expenses decreased due to reduced transactions costs related to the Split-Off (as defined below).

FOOTNOTES

1)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation to the most comparable GAAP measure, see “Non-GAAP Financial Measures and Supplemental Disclosures,” below.
2)	During November 2022, the board of directors of Liberty Media Corporation (“Liberty Media”) authorized Liberty management to pursue a plan to redeem each outstanding share of its Liberty Braves common stock in exchange for one share of the corresponding series of common stock of ABH (the “Split-Off”).

Important Notice: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will discuss ABH’s earnings release on a conference call which will begin at 10:00 a.m. (E.T.) on February 26, 2025. The call can be accessed by dialing (877) 407-9709 or +1 (201) 689-8542, passcode 13751454 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast, go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

During the conference call, ABH may discuss and answer questions concerning business and financial developments and trends that have occurred after year-end. ABH’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business, product and marketing strategies, future financial performance and prospects, trends and any other matters that are not historical facts. The words "believe," "estimate," "expect," "anticipate," "intend," "plan," "strategy," "continue," "seek," "may," "could" and similar expressions or statements regarding future periods are intended to identify forward-looking statements, although not all forward-looking statements may contain such words. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, include, without limitation: ABH’s inability to replicate certain functions or the loss of benefits of contracts associated with the transition away from Liberty Media; ABH’s historical financial information not being representative of its future financial position, results of operations, or cash flows; ABH’s ability to recognize anticipated benefits from the Split-Off from Liberty Media; ABH’s ability to successfully transition responsibilities for various matters from Liberty Media to in-house or third party personnel and costs incurred in connection with operating as a standalone public company; ABH’s ownership, management and board of directors structure; ABH’s indebtedness and its ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations; ABH’s ability to realize the benefits of acquisitions or other strategic investments; the impact of inflation and weak economic conditions on consumer demand for products, services and events offered by ABH; the outcome of pending or future litigation or investigations; operational risks of ABH and its business affiliates with operations outside of the U.S.; ABH’s ability to use net operating loss and disallowed business interest carryforwards; ABH’s ability to comply with government regulations and potential adverse outcomes of regulatory proceedings; the regulatory and competitive environment in which ABH operates; potential changes in the nature of key strategic relationships with business partners, vendors and joint venturers; the achievement of on-field success and ability to develop, obtain and retain talented players; the impact of organized labor; the impact of the structure or an expansion of Major League Baseball; the level of broadcasting revenue that ABH and its subsidiaries receive; the impact of data losses or breaches or disruptions in ABH’s information systems and information system security; ABH’s processing, storage, sharing, use and protection of personal data; ABH’s ability to attract and retain qualified key personnel; the inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability related to environmental matters and liquidity of real estate investments; and the impact of geopolitical incidents, accidents, terrorist acts, pandemics or epidemics, natural disasters, including the effects of climate change, or other events that cause one or more events to be cancelled or postponed, are not covered by insurance, or cause reputational damage to ABH and its affiliates. These forward-looking statements speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in ABH’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of ABH, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as may be updated by subsequent filings under the Securities Exchange Act of 1934, as amended, including Forms 10-Q and 8-K, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges, if applicable. However, ABH’s definition of Adjusted OIBDA may differ from similarly titled measures disclosed by other companies.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three and twelve months ended December 31, 2023, and December 31, 2024.

	Three months ended		Twelve months ended
	December 31,		December 31,
(amounts in thousands)	2023	2024	2023	2024
Operating income (loss)	$(32,366)	$(18,648)	$(46,440)	$(39,665)
Stock-based compensation	3,568	2,730	13,221	16,519
Depreciation and amortization	15,765	12,160	70,980	62,829
Adjusted OIBDA	$(13,033)	$(3,758)	$37,761	$39,683
Baseball	$(17,571)	$(13,447)	$20,661	$6,625
Mixed-use development	9,519	11,833	39,499	45,448
Corporate and other	(4,981)	(2,144)	(22,399)	(12,390)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash increased $9 million during the fourth quarter as cash from operations increased primarily due to seasonal working capital changes and distributions from equity method affiliates partially offset by capital expenditures and repayments on borrowings. ABH debt decreased $23 million in the fourth quarter primarily due to repayments under the TeamCo revolver partially offset by borrowings on mixed-use development credit facilities to support capital projects.

(amounts in thousands)	September 30, 2024	December 31, 2024
ABH Cash (GAAP)(a)	$100,852	$110,144

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	39,675	39,100
TeamCo revolver	30,000	—
Term debt	158,806	158,806
Mixed-use development	384,641	392,160
Total ABH Debt	$643,122	$620,066
Deferred financing costs	(3,023)	(2,946)
Total ABH Debt (GAAP)	$640,099	$617,120

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $15 million and $2 million as of September 30, 2024 and December 31, 2024, respectively.

ATLANTA BRAVES HOLDINGS

CONSOLIDATED BALANCE SHEET

(unaudited)

	December 31,	December 31,
	2024	2023

	amounts in thousands,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$110,144	125,148
Restricted cash	2,455	12,569
Accounts receivable and contract assets, net of allowance for credit losses of $238 and $332, respectively	49,991	62,922
Other current assets	16,556	17,380
Total current assets	179,146	218,019

Property and equipment, at cost	1,161,803	1,091,943
Accumulated depreciation	(354,318)	(325,196)
	807,485	766,747

Investments in affiliates, accounted for using the equity method	108,786	99,213
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Other assets, net	128,962	120,884
Total assets	$1,523,846	1,504,330

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$63,711	73,096
Deferred revenue and refundable tickets	111,851	111,985
Current portion of debt	104,193	42,153
Other current liabilities	6,905	6,439
Total current liabilities	286,660	233,673

Long-term debt	512,927	527,116
Finance lease liabilities	103,845	103,586
Deferred income tax liabilities	43,516	50,415
Pension liability	6,558	15,222
Other noncurrent liabilities	34,116	33,676
Total liabilities	987,622	963,688
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at December 31, 2024 and December 31, 2023	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,162 and 10,318,197 at December 31, 2024 and December 31, 2023, respectively	103	103
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,776 and 977,776 at December 31, 2024 and December 31, 2023, respectively	10	10

Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 51,269,890 and 50,577,776 at December 31, 2024 and December 31, 2023, respectively	511	506
Additional paid-in capital	1,112,551	1,089,625
Accumulated other comprehensive earnings (loss), net of taxes	(3,352)	(7,271)
Retained earnings (deficit)	(585,644)	(554,376)
Total stockholders' equity	524,179	528,597
Noncontrolling interests in equity of subsidiaries	12,045	12,045
Total equity	536,224	540,642
Commitments and contingencies
Total liabilities and equity	$1,523,846	1,504,330

ATLANTA BRAVES HOLDINGS

CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023

	amounts in thousands,
	except per share amounts
Revenue:
Baseball revenue	$34,197	52,909	$595,430	581,671
Mixed-use development revenue	17,921	14,839	67,318	58,996
Total revenue	52,118	67,748	662,748	640,667
Operating costs and expenses:
Baseball operating costs	27,896	51,967	504,146	482,391
Mixed-use development costs	2,600	2,383	9,762	8,834
Selling, general and administrative, including stock-based compensation	28,110	29,999	125,676	124,902
Depreciation and amortization	12,160	15,765	62,829	70,980
	70,766	100,114	702,413	687,107
Operating income (loss)	(18,648)	(32,366)	(39,665)	(46,440)
Other income (expense):
Interest expense	(10,072)	(9,656)	(38,789)	(37,673)
Share of earnings (losses) of affiliates, net	3,509	3,601	30,460	26,985
Realized and unrealized gains (losses) on intergroup interests, net	—	—	—	(83,178)
Realized and unrealized gains (losses) on financial instruments, net	1,995	(3,329)	3,424	2,343
Other, net	2,805	1,115	8,629	6,496
Earnings (loss) before income taxes	(20,411)	(38,326)	(35,941)	(129,158)
Income tax benefit (expense)	1,286	5,968	4,673	3,864
Net earnings (loss)	$(19,125)	(32,358)	$(31,268)	(125,294)
Basic net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$(0.31)	(0.52)	$(0.50)	(2.03)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$(0.31)	(0.52)	$(0.50)	(2.03)

ATLANTA BRAVES HOLDINGS

CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	Years ended
	December 31,
	2024	2023

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(31,268)	(125,294)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	62,829	70,980
Stock-based compensation	16,519	13,221
Share of (earnings) losses of affiliates, net	(30,460)	(26,985)
Realized and unrealized (gains) losses on intergroup interests, net	—	83,178
Realized and unrealized (gains) losses on financial instruments, net	(3,424)	(2,343)
(Gains) losses on dispositions, net	—	(2,309)
Deferred income tax expense (benefit)	(9,288)	(7,872)
Cash receipts from returns on equity method investments	21,602	22,450
Net cash received (paid) for interest rate swaps	5,794	5,104
Other charges (credits), net	1,855	1,218
Net change in operating assets and liabilities:
Current and other assets	(15,827)	(42,802)
Payables and other liabilities	(1,701)	13,080
Net cash provided by (used in) operating activities	16,631	1,626
Cash flows from investing activities:
Capital expended for property and equipment	(86,013)	(69,036)
Investments in equity method affiliates and equity securities	(334)	(125)
Other investing activities, net	40	110
Net cash provided by (used in) investing activities	(86,307)	(69,051)
Cash flows from financing activities:
Borrowings of debt	144,890	83,033
Repayments of debt	(102,415)	(56,187)
Contribution from noncontrolling interest	—	12,045
Other financing activities, net	2,083	(6,562)
Net cash provided by (used in) financing activities	44,558	32,329
Net increase (decrease) in cash, cash equivalents and restricted cash	(25,118)	(35,096)
Cash, cash equivalents and restricted cash at beginning of period	137,717	172,813
Cash, cash equivalents and restricted cash at end of period	$112,599	137,717

Contact:

Cameron Rudd – Investor Relations

(404) 614-2300 or investorrelations@braves.com